                                                                    EXHIBIT 99.1

FOR FURTHER INFORMATION: SANDY FRUHMAN - MEDIA    (713) 497-3123
                         DENNIS BARBER - INVESTORS  (713) 497-3042

FOR IMMEDIATE RELEASE:   MAY 8, 2003


              RELIANT RESOURCES REPORTS FIRST QUARTER 2003 RESULTS

HOUSTON, TX - Reliant Resources, Inc. (NYSE: RRI) reported a loss from continuing operations of $56 million, or $0.19 per share, for the first quarter of 2003, compared to income from continuing operations of $81 million, or $0.28 per share, for the same period of 2002. Excluding an accrual of $47 million, pre-tax ($29 million, or $0.10 per share, after-tax) for the payment that will be due to CenterPoint Energy in 2004 under Texas' deregulation legislation, the loss from continuing operations in the first quarter of 2003 was $27 million, or $0.09 per share.

Effective February 2003, Reliant Resources began reporting its European energy segment as discontinued operations. This change is a result of the company's agreement to sell its European energy operations to nv Nuon, a Netherlands-based electricity distributor. Reliant Resources expects to close this transaction in the summer of 2003.

In addition to the accrual for the payment to CenterPoint Energy, Reliant Resources' 2003 first quarter loss reflected a decline in wholesale earnings due to significantly lower trading margins, including a previously disclosed trading loss of approximately $80 million, continued weakness in the wholesale markets and hedge ineffectiveness losses. Additionally, the company incurred an increase in interest expense, primarily associated with the acquisition of Orion Power Holdings and amortization and expensing of financing costs associated with the company's recently announced financings. These items were partially offset by a reversal of California-related reserves and continued strong performance in the company's retail electric operations in Texas.

"Our first quarter was one of progress and accomplishment despite the earnings performance," said Joel Staff, chairman and CEO. "We closed a new financing package that has stabilized the company's capital structure, and we are now positioned to transition our capital structure to one that reflects our business profile. The agreement to sell our European business and the decision to discontinue proprietary trading were important steps in our ongoing effort to sharpen our strategic focus. By aligning our business activities with the commercial opportunities in today's market, we are positioning the company to survive the difficult period in the business cycle and

                                     -more-
to benefit from future improvements in wholesale market conditions," Staff added. "Our top priorities going forward will be to achieve resolution of outstanding legal and regulatory issues and to accelerate the momentum we have begun to see in regaining our corporate credibility."

                          SEGMENT RESULTS OF OPERATIONS
                            (UNAUDITED, IN MILLIONS)

                                                 Three Months Ended March 31, 2003
                                        --------------------------------------------------
                                         Retail    Wholesale      Other
                                         Energy     Energy      Operations    Consolidated
                                        -------    ---------    ----------    ------------
Operating income (loss)                 $    26    $      (9)   $      (11)   $          6
Gains from investments                       --           --             1               1
Loss of equity investments of
  unconsolidated subsidiaries                --           (1)           --              (1)
Other, net                                   (3)          --            --              (3)
                                        -------    ---------    ----------    ------------
  Earnings (loss) before interest
    and income taxes                    $    23    $     (10)   $      (10)   $          3
Interest expense, net                                                                  (85)
Income tax benefit                                                                     (26)
                                                                              ------------
Loss from continuing operations                                               $        (56)
Loss from discontinued operations, net of tax                                         (381)
Cumulative effect of accounting changes, net of tax                                    (25)
                                                                              ------------
Net loss                                                                      $       (462)
                                                                              ============


                                                 Three Months Ended March 31, 2002
                                        --------------------------------------------------
                                         Retail    Wholesale      Other
                                         Energy     Energy      Operations    Consolidated
                                        -------    ---------    ----------    ------------
Operating income (loss)                 $    46    $     109    $       (8)   $        147
(Loss) gain from investments                 --           (1)            4               3
Income of equity investments of
  unconsolidated subsidiaries                --            4            --               4
Other, net                                   --            3            (6)             (3)
                                        -------    ---------    ----------    ------------
  Earnings (loss) before interest and
    income taxes                        $    46    $     115    $      (10)   $        151
Interest expense, net                                                                  (24)
Income tax expense                                                                      46
                                                                              ------------
Income from continuing operations                                             $         81
Income from discontinued operations, net of tax                                         15
Cumulative effect of accounting change, net of tax                                    (234)
                                                                              ------------
Net loss                                                                      $       (138)
                                                                              ============



                                     -more-

                            SEGMENT EARNINGS DETAILED

RETAIL ENERGY

The company's retail energy segment produced earnings before interest and taxes
(EBIT) of $23 million in the first quarter of 2003, compared to $46 million of EBIT in the first quarter of 2002. Excluding the $47 million accrual for a payment to CenterPoint Energy, which is discussed below, EBIT for the first quarter of 2003 would have been $70 million.

The first quarter 2003 EBIT, excluding the accrual for the payment to CenterPoint Energy mentioned above, benefited from a full month of usage during January, which was a month of customer transition from the regulated utility in 2002; the contribution from Texas generating units that began commercial operations after the first quarter of 2002; revised estimates for electric sales related to prior periods and higher margins due to improvements in the management of supply costs relative to the first quarter of 2002. These improvements were partially offset by customer attrition, primarily in the small commercial customer class, and increased expenses to support the expanded retail business.

Payment to CenterPoint Energy: Texas deregulation legislation requires an affiliated retail electric provider to make a payment in 2004, not to exceed $150 per customer, if 40 percent of the residential and small commercial customers' load in the affiliated transmission and distribution utility's service territory has not switched to an alternative electric provider by the end of 2003. The payment is individually calculated for the two customer classes. Through the first quarter of 2003, Reliant Resources has recorded $175 million for the estimated payment the company expects to make to CenterPoint Energy in 2004. The accrual was based on the maximum payment of $150 per residential customer retained. The company does not anticipate making a payment for the small commercial class.

Accounting change: Due to changes in accounting rules (EITF No. 02-03), the results of operations related to our contracted electricity sales to large commercial, industrial and institutional customers and the related supply costs are not comparable between the first quarter of 2002 and the first quarter of 2003. Prior to 2003, the company used mark-to-market accounting for earnings of its contracted electricity sales and recognized a $2 million loss related to these contracts during the first quarter of 2002. The company has discontinued the use of mark-to-market accounting for these contracts. Earnings related to contracted electricity sales are now recognized as the volumes are delivered, and the corresponding unrealized gains recorded in prior periods are reversed. During the first quarter of 2003, the company reversed $20 million of previously recognized unrealized earnings. As of March 31, 2003, our retail energy segment had $83 million of unrealized gains recorded in prior years that will reverse upon the delivery of related volumes ($54 million in the remainder of 2003 and $29 million in 2004 and beyond).

                                     -more-

WHOLESALE ENERGY

The wholesale energy segment reported a loss before interest and taxes of $10 million in the first quarter of 2003 that included a $61 million reversal of California-related reserves, compared to EBIT of $115 million in the first quarter of 2002, which included a $33 million California credit reserve reversal.

The decrease compared to the first quarter of 2002 was primarily the result of significantly lower trading margins including a previously disclosed trading loss of approximately $80 million, increased losses associated with hedge ineffectiveness and continued weakness in wholesale energy market conditions primarily in the west. Partially offsetting the declines were the reversal of California-related provisions mentioned above and improved margins from the coal plants in the Mid-Atlantic region due to higher power prices that resulted from increased natural gas prices.

OTHER OPERATIONS

The company's other operations segment recorded a loss before interest and taxes of $10 million for the first quarter of 2003, compared to a loss before interest and taxes of $10 million in the first quarter of 2002.

DISCONTINUED OPERATIONS

Effective February 2003, Reliant Resources began reporting its European energy segment as discontinued operations. This is a result of the company's agreement to sell its European energy operations to nv Nuon, a Netherlands-based electricity distributor. Reliant Resources expects to close this transaction in the summer of 2003.

The company recorded a loss from discontinued operations of $381 million for the first quarter of 2003 compared to earnings of $15 million in the first quarter of 2002. The loss for the first quarter of 2003 includes a $384 million charge related to the estimated loss on disposal.

                                OUTLOOK FOR 2003

The company expects 2003 income from continuing operations to be between $0.50 and $0.70 per share. This guidance excludes the impact of transitioning from mark-to-market to accrual accounting (EITF Issue No. 02-03), ($0.15); the accrual for payment to CenterPoint Energy under Texas deregulation legislation, ($0.10); and the reversal of California-related reserves, $0.15.

                                     -more-

                       WEBCAST OF EARNINGS CONFERENCE CALL

Reliant Resources has scheduled its first quarter 2003 earnings conference call for Thursday, May 8, 2003, at 10:00 a.m. central time. Interested parties may listen to a live audio broadcast of the conference call at www.reliantresources.com. A replay of the call can be accessed approximately two hours after the completion of the call.

Reliant Resources, Inc., based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the U.S. and Europe, marketing those services under the Reliant Energy brand name. The company provides a complete suite of energy products and services to approximately 1.7 million electricity customers in Texas ranging from residences and small businesses to large commercial, industrial and institutional customers. Its wholesale business includes approximately 22,000 megawatts of power generation capacity in operation, under construction or under contract in the U.S. The company also has nearly 3,500 megawatts of power generation in operation in Western Europe. For more information, visit our web site at www.reliantresources.com.

                                      *****

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they do not strictly relate to historical or current facts. We have based our forward-looking statements on our management's beliefs and assumptions based on information available to our management at the time the statements are made. Our actual results may differ from those expressed or implied by our forward-looking statements as a result of legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, our access to capital and the results of our financing and refinancing efforts, the integration of recent acquisitions, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our other filings with the SEC. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                                      # # #

                    Reliant Resources, Inc. and Subsidiaries
                      Statements of Consolidated Operations
                             (Thousands of Dollars)
                                   (Unaudited)


                                                                             Three Months Ended March 31,
                                                                           --------------------------------
                                                                               2003               2002
                                                                           -------------      -------------

REVENUES:
  Revenues                                                                 $   2,619,448      $   1,606,792
  Trading margins                                                                (74,062)            50,829
                                                                           -------------      -------------
    Total                                                                      2,545,386          1,657,621
                                                                           -------------      -------------

EXPENSES:
  Fuel and cost of gas sold                                                      375,465            162,978
  Purchased power                                                              1,708,533          1,030,550
  Accrual for payment to CenterPoint Energy, Inc.                                 46,700                 --
  Operation and maintenance                                                      196,633            149,552
  General, administrative and development                                        123,519            109,697
  Depreciation                                                                    79,626             53,869
  Amortization                                                                     9,461              3,668
                                                                           -------------      -------------
    Total                                                                      2,539,937          1,510,314
                                                                           -------------      -------------
OPERATING INCOME                                                                   5,449            147,307
                                                                           -------------      -------------

OTHER INCOME (EXPENSE):
  Gains from investments, net                                                      1,644              2,812
  (Loss) income of equity investment of unconsolidated subsidiaries               (1,210)             3,784
  Other, net                                                                      (2,935)            (2,836)
  Interest expense                                                               (97,033)           (29,159)
  Interest income                                                                 12,142              2,023
  Interest income - affiliated companies, net                                         --              2,658
                                                                           -------------      -------------
    Total other expense                                                          (87,392)           (20,718)

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                     (81,943)           126,589
  Income tax (benefit) expense                                                   (25,481)            45,544
                                                                           -------------      -------------

(LOSS) INCOME FROM CONTINUING OPERATIONS                                         (56,462)            81,045
  (Loss) income from operations of discontinued European energy
    operations (including loss on disposal of $384,000 in 2003)                 (369,160)            12,046
  Income tax expense (benefit)                                                    11,863             (3,085)
                                                                           -------------      -------------
  (Loss) income from discontinued operations                                    (381,023)            15,131

(LOSS) INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGES                    (437,485)            96,176
  Cumulative effect of accounting changes, net of tax                            (24,917)          (233,600)
                                                                           -------------      -------------
NET LOSS                                                                   $    (462,402)     $    (137,424)
                                                                           =============      =============


    Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Annual Report on Form 10-K/A for the
                         year ended December 31, 2002.

                    Reliant Resources, Inc. and Subsidiaries
            Selected Data From Statements of Consolidated Operations
                (Thousands of Dollars, Except Per Share Amounts)
                                   (Unaudited)


                                                                           Three Months Ended
                                                                                March 31,
                                                                      ------------------------------
                                                                          2003              2002
                                                                      ------------      ------------

AS REPORTED:

Basic and Diluted Earnings Per Common Share:
  (Loss) income from continuing operations                            $      (0.19)     $       0.28
  (Loss) income from discontinued operations, net of tax                     (1.31)             0.05
  Cumulative effect of accounting changes, net of tax                        (0.09)            (0.81)
                                                                      ------------      ------------
  Net loss                                                            $      (1.59)     $      (0.48)
                                                                      ============      ============

  Weighted Average Common Shares Outstanding (in thousands):
  - Basic                                                                  291,438           289,336
  - Diluted                                                                291,438           290,036


OPERATING INCOME BY SEGMENT :

  Retail Energy                                                       $     25,866      $     46,126
  Wholesale Energy                                                          (9,014)          109,049
  Other Operations                                                         (11,403)           (7,868)
                                                                      ------------      ------------

  Total                                                               $      5,449      $    147,307
                                                                      ============      ============


EARNINGS BEFORE INTEREST AND TAXES BY SEGMENT:

  Retail Energy                                                       $     23,499      $     46,154
  Wholesale Energy                                                         (10,421)          115,425
  Other Operations                                                         (10,130)          (10,512)
                                                                      ------------      ------------
  Total                                                               $      2,948      $    151,067
                                                                      ============      ============


    Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Annual Report on Form 10-K/A for the
                         year ended December 31, 2002.

                    Reliant Resources, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Million of Dollars)
                                   (Unaudited)


RETAIL ENERGY SEGMENT                                                       RETAIL ENERGY
                                                                     -----------------------------
                                                                     Three Months Ended March 31,
                                                                     -----------------------------
                                                                        2003               2002
                                                                     ----------         ----------

RESULTS OF OPERATIONS:
  Revenues                                                           $    1,378         $      560
  Trading margins                                                            (1)                 5
                                                                     ----------         ----------
Total revenues                                                            1,377                565
                                                                     ----------         ----------
Operating expenses:
  Fuel                                                                       84                  7
  Purchased power                                                         1,093                418
  Accrual for payment to CenterPoint Energy, Inc.                            47                 --
  Operation and maintenance                                                  60                 47
  General and administrative                                                 55                 40
  Depreciation and amortization                                              12                  7
                                                                     ----------         ----------
    Total                                                                 1,351                519
                                                                     ----------         ----------
Operating income                                                             26                 46
                                                                     ----------         ----------
  Other non-operating loss                                                   (3)                --
                                                                     ----------         ----------
Earnings before interest and taxes                                   $       23         $       46
                                                                     ==========         ==========

RETAIL ENERGY OPERATING DATA:
GWh Sales data (1):
  Residential                                                             3,932              3,224
  Small commercial                                                        2,646              3,470
  Large commercial, industrial and institutional                          5,961              5,756
  ERCOT generation facilities                                             1,357                333
                                                                     ----------         ----------
    Total                                                                13,896             12,783
                                                                     ==========         ==========
(1) Gigawatt hours

Number of Customers as of March 31 (in thousands) (2):
  Residential                                                             1,474              1,463
  Small commercial                                                          211                213
  Large commercial, industrial and institutional                             27                 17
                                                                     ----------         ----------
    Total                                                                 1,712              1,693
                                                                     ==========         ==========

(2) Based on metered locations

     Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Annual Report on Form 10-K/A for the
                          year ended December 31, 2002.

                    Reliant Resources, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Million of Dollars)
                                   (Unaudited)


WHOLESALE ENERGY SEGMENT                                                            WHOLESALE ENERGY
                                                                               ----------------------------
                                                                               Three Months Ended March 31,
                                                                               ----------------------------
                                                                                 2003                 2002
                                                                               ----------        ----------

RESULTS OF OPERATIONS:
  Revenues                                                                     $    1,451        $    1,065
  Trading margins                                                                     (73)               46
                                                                               ----------        ----------
Total revenues                                                                      1,378             1,111
                                                                               ----------        ----------

Operating expenses:
  Fuel and cost of gas sold                                                           375               163
  Purchased power                                                                     742               624
  Operation and maintenance                                                           135               102
  General, administrative and development                                              63                65
  Depreciation and amortization                                                        72                48
                                                                               ----------        ----------
    Total                                                                           1,387             1,002
                                                                               ----------        ----------
Operating (loss) income                                                                (9)              109
                                                                               ----------        ----------

  (Loss) income from equity investments of unconsolidated subsidiaries                 (1)                4
  Loss from investments                                                                --                (1)
  Other non-operating income                                                           --                 3
                                                                               ----------        ----------
(Loss) earnings before interest and taxes                                      $      (10)       $      115
                                                                               ==========        ==========

WHOLESALE ENERGY MARGINS BY COMMODITY:
Power                                                                          $      334        $      272
Gas                                                                                   (74)               53
Oil                                                                                     1                (1)
                                                                               ----------        ----------
                                                                               $      261        $      324
                                                                               ==========        ==========
WHOLESALE ENERGY MARGINS BY ACTIVITY:
Power generation                                                               $      334        $      278
Trading                                                                               (73)               46
                                                                               ----------        ----------
                                                                               $      261        $      324
                                                                               ==========        ==========
TRADING MARGINS REALIZED AND UNREALIZED:
Realized                                                                       $     (165)       $      (17)
Unrealized                                                                             92                63
                                                                               ----------        ----------
                                                                               $      (73)       $       46
                                                                               ==========        ==========
WHOLESALE ENERGY OPERATING DATA:

TRADING ACTIVITY (1):
Natural gas Bcf volume (2)                                                            360               951
Wholesale power sales (000's Mwh) (2)                                              23,854            69,941

POWER GENERATION ACTIVITY:
Wholesale power sales (000's Mwh) (2)                                              27,097            21,503
Revenues per Mwh                                                               $    41.23        $    41.10

(1) Excludes financial transactions
(2) Includes physical contracts not delivered


VALUE AT RISK ANALYSIS:
(Assumes 95% confidence level and primarily a one day holding period using variance/covariance model)

Three months ended March 31, 2003 and 2002:

Daily Average                                                                   $ 11                  $ 9
Daily High                                                                        35                   17
Daily Low                                                                          6                    6


    Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Annual Report on Form 10-K/A for
                        the year ended December 31, 2002.

                    Reliant Resources, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Million of Dollars)
                                   (Unaudited)



OTHER OPERATIONS SEGMENT                            OTHER OPERATIONS
                                             -----------------------------
                                              Three Months Ended March 31,
                                             -----------------------------
                                               2003                2002
                                             ---------           ---------

RESULTS OF OPERATIONS:
Operating revenues                           $      --           $       1
Operating expenses:
Operation and maintenance                           --                   2
General and administrative                           6                   5
Depreciation and amortization                        5                   2
                                             ---------           ---------
Total                                               11                   9

Operating loss                                     (11)                 (8)

Investment income                                    1                   4
Other non-operating loss                            --                  (6)
                                             ---------           ---------
Total other income (loss)                            1                  (2)
                                             ---------           ---------


Loss before interest and taxes               $     (10)          $     (10)
                                             =========           =========

    Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Annual Report on Form 10-K/A for
                        the year ended December 31, 2002.

                    Reliant Resources, Inc. and Subsidiaries
                         Consolidated Trading Activities
                              (Million of Dollars)
                                   (Unaudited)



COMBINED VALUE AT RISK ANALYSIS:
(Assumes 95% confidence level and primarily a one day holding period using variance/covariance model)

                                                                  March 31,
                                                        ------------------------------
                                                           2003                2002
                                                        ----------          ----------
As of March 31, 2003 and 2002:                          $       10          $       22


Three months ended March 31, 2003 and 2002:

     Daily Average                                      $       11          $       18
     Daily High                                                 35                  27
     Daily Low                                                   6                  14


                                    [GRAPH]


    Reference is made to the notes to the consolidated Financial Statements contained in Reliant Resources, Inc.'s Annual Report on Form 10-K/A for the
                          year ended December 31, 2002.



FOR ADDITIONAL INQUIRIES PLEASE CONTACT:

Dennis Barber or Stephanie Slavin
(713) 497-3042 or (713) 497-6983